Exhibit 24.2

November 19, 2013

POWER OF ATTORNEY

I, the undersigned director of Globant S.A., hereby constitute and appoint Martín Migoya, Martín Umaran and Alejandro Scannapieco and each of them, my true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for me and in my name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statements pursuant to Rule 462 of the United States Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Robert David Norman

Robert David Norman

Director